   As filed with the Securities and Exchange Commission on August 21, 2001.

                                                       Registration No. 333-
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                     -------------------------------------
                                   FORM S-4
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                     -------------------------------------
                           NETWORK PERIPHERALS INC.
            (Exact name of Registrant as specified in its charter)

           Delaware                                 3576                         77-0216135
(State or other jurisdiction of         (Primary Standard Industrial          (I.R.S. Employer
 incorporation or organization)            Classification Number)            Identification No.)

                              2859 Bayview Drive
                          Fremont, California  94538
                          Telephone:  (510) 897-5000
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                  James Regel
                            Chief Executive Officer
                           Network Peripherals Inc.
                              2859 Bayview Drive
                           Fremont, California 94538
                          Telephone:  (510) 897-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                     -------------------------------------
                                  COPIES TO:

           Scott M. Stanton, Esq.                 Steven Wolosky, Esq.
      Gray Cary Ware & Freidenrich LLP           Olshan Grundman Frome
      4365 Executive Drive, Suite 1600          Rosenzweig & Wolosky LLP
      San Diego, California 94301-1825             505 Park Avenue
             (858) 677-1400                  New York, New York 10022-1170
                                                    (212) 753-7200

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [X] Registration Statement No. 333-60780.
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering.

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
         Title of Each Class of           Amount to be          Proposed Maximum        Proposed Maximum      Amount of Registration
       Securities to be Registered        Registered(1)          Offering Price        Aggregate Offering             Fee(1)
                                                                  Per Share(2)              Price(2)
------------------------------------------------------------------------------------------------------------------------------------
  Common Stock, par value $0.001 per
  share..............................      1,583,687                $0.58                 $918,538.46                 $229.63
====================================================================================================================================

(1) Represents the number of additional shares of common stock of the Registrant which may be issued in connection with the merger of Empire Acquisition Corp., a wholly-owned subsidiary of Registrant, with and into FalconStor, Inc. as described in Registration Statement No. 333-60780, which was originally filed on May 11, 2001 and subsequently amended on June 22, 2001, July 16, 2001 and July 19, 2001. In connection with the filing of that Registration Statement, 29,732,912 shares of the Registrant's common stock were registered with the Securities and Exchange Commission and a fee of $5,929.35 was paid.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(2) under the Securities Act. The proposed maximum aggregate offering price is based on $0.58, the book value of the common stock of FalconStor, Inc. as of July 31, 2001.
                     -------------------------------------
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                               EXPLANATORY NOTE


  This Registration Statement is being filed by the Registrant pursuant to General Instruction K to Form S-4 and Rule 462(b) under the Securities Act of 1933, as amended, to register an additional 1,583,687 shares of the Registrant's common stock for issuance in connection with the merger of Empire Acquisition Corp., a wholly-owned subsidiary of Registrant, with and into FalconStor, Inc.

  The Registrant previously registered a total of 29,732,912 shares of its common stock for issuance in connection with the merger by means of a currently effective Registration Statement on Form S-4 (Registration Statement No. 333-60780), which was originally filed with the Securities and Exchange Commission on May 11, 2001 and was amended on June 22, 2001, July 16, 2001 and July 19, 2001 (as amended, the "Prior Registration Statement"). The total number of shares of the Registrant to be issued pursuant to the merger shall be no more than 31,316,599.

                    STATEMENT OF INCORPORATION BY REFERENCE

  In accordance with General Instruction K to Form S-4 and because this Registration Statement registers additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, the contents of the Prior Registration Statement are incorporated herein by reference into this Registration Statement.

                                  SIGNATURES


  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on the 21st day of August, 2001.

                                NETWORK PERIPHERALS INC.


                                By: /s/ James Williams
                                    -------------------------------
                                    James Williams
                                    Chief Financial Officer



  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                                          Title                             Date
---------                                                          -----                             ----
                     *                             President, Chief Executive Officer and       August 21, 2001
------------------------------------------------   Director (Principal Executive Officer)
James Regel

/s/ James Williams                                Senior Vice President of Finance and          August 21, 2001
------------------------------------------------  Administration, Secretary, Treasurer
James Williams                                    and Chief Financial Officer (Principal
                                                  Financial and Accounting Officer)

                     *                            Chairman of the Board                         August 21, 2001
------------------------------------------------
Glenn Penisten

                     *                            Director                                      August 21, 2001
------------------------------------------------
Thomas Brown

                     *                            Director                                      August 21, 2001
------------------------------------------------
Michael Gardner

                     *                            Director                                      August 21, 2001
------------------------------------------------
Charles Hart

*By:  /s/ James Williams                                                                        August 21, 2001
    --------------------------------------------
James Williams
Attorney-In-Fact

                                 EXHIBIT INDEX

Exhibit
Number        Description
-----------   -----------------------------------------------------------------------------
    5.1       Legal opinion of Gray Cary Ware & Freidenrich LLP, counsel for Registrant

   23.1       Consent of PricewaterhouseCoopers LLP

   23.2       Consent of KPMG LLP

   23.3       Consent of Gray Cary Ware & Freidenrich LLP (See Exhibit 5.1)

   24.1*      Power of Attorney

* Incorporated by reference to Registration Statement on Form S-4 (File No. 333-60780).